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                                                                   EXHIBIT 10.16


THIS LEASE is made on                                               July 5, 1999

BETWEEN:

(1) ANTHONY BOYLE PETER CROWLEY and MICHAEL McGINLEY of Unit 1 Printers End Gatehouse Way Aylesbury (the "Landlord"); and

(2) CENTURION OPERATIONS LIMITED, formerly SIGMA WIRELESS (UK) LIMITED (Company Number 03210249) whose registered office is at Unit 1 Printers End Gatehouse Way Aylesbury (the "Tenant"); and

IT IS AGREED as follows:-


1.       INTERPRETATION

1.1      In this Lease, unless the context otherwise requires:

"1995 Act"                 means the Landlord and Tenant (Covenants) Act 1995

"Amenities"                means drainage, water, gas, electricity, telephone
                           and any other services or amenities of like nature

"Conducting Media"         means gutters, gullies, pipes, sewers, drains,
                           watercourses, channels, ducts, flues, wires, aerials, cables, mains, cisterns, tanks and all other conducting media together with all meters and other apparatus used in connection with them

"Environment Act"          means the Environmental Protection Act 1990 and any
                           other Act of Parliament of a similar nature in force at any time during the Term

"Guarantor"                means the person (if any) referred to as "Guarantor"
                           on page 1 and shall include the personal representatives of the Guarantor and any other person who may from time to time guarantee all or any of the Tenant's obligations under this Lease

"Insurance Rent"           means the sum payable by the Tenant in relation to
                           insurance pursuant to and in the manner set out in Clause 5.2.1

"Insured Risks"            means fire, lightning, explosion, storm, tempest,
                           flood, impact, bursting or overflowing of water tanks
                           and pipes, earthquake, damage by aircraft and other
                           aerial devices or articles dropped
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                           from them, riot and civil commotion, labour
                           disturbances and malicious damage and such other risks as the Landlord shall at any time during the Term reasonably deem desirable or expedient to insure against

"Interest Rate"            means interest at the rate of 4 per centum per annum
                           above Barclays Bank PLC Base Rate for the time being in force, (both before and after any judgment) such interest to be compounded with rests on the usual quarter days, or if such Base Rate shall cease to be published then at the rate of 2 per centum per annum above the rate at which the Landlord could reasonably borrow such sums from time to time

"Landlord"                 means the person referred to as "Landlord" on page 1
                           and shall include the reversioner for the time being immediately expectant on the determination of the Term

"Landlord's Permission"    means the previous consent in writing of the Landlord
                           (such consent not to be unreasonably withheld or delayed) and (where requisite) any Superior Lessor and their respective mortgagees. in the form of a licence executed as a deed by the then Landlord, Tenant and any Guarantor and duly dated and containing such covenants as the Landlord shall reasonably require

"this Lease"               means this deed and any other deed, document or
                           agreement at any time during the Term amending or supplemental to the same

"Planning Acts"            means the Town and Country Planning Act 1990, the
                           Planning (Listed Buildings and Conservation Areas)
                           Act 1990, the Planning (Consequential Provisions) Act
                           1990, the Planning (Hazardous Substances) Act 1990, the Planning and Compensation Act 1991 and any other
                           Act of Parliament of a similar nature in force at any time during the Term

"Premises Acts"            means the Occupiers' Liability Act 1957, the
                           Factories Act 1961, the Offices Shops and Railway
                           Premises Act 1963, the Fire Precautions Act 1971, the
                           Defective Premises Act 1972, the Health and Safety at
                           Work etc. Act 1974, the Occupiers' Liability Act 1984 and any other Act of Parliament regulating the safety of premises and those occupying or visiting the same in force at any time during the Term

"Property"                 means the property described in Part 1 of Schedule 1



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"Rent"                     means the yearly rent of (pound sterling) 42,000
                           (forty two thousand pounds)

"any Superior Lessor"      means any person at any time during the Term having a
                           title to the Property in reversion mediately or immediately expectant upon the termination of the Landlord's title

"Tenant" means the person referred to as "Tenant" on page 1 and shall include the successors in title and permitted assigns of the Tenant and all persons claiming through or under the Tenant

"Term" means the term specified in Clause 2 and also the period of any holding over or any extension of this Lease whether by statute or at common law or by agreement

"Termination Date"         means the date of expiration or sooner determination
                           of the Term

"VAT" means Value Added Tax or any equivalent tax which may at any time during the currency of this Lease be imposed in substitution for it or in addition to it and all references to rents or other sums payable by the Tenant are exclusive of VAT.

1.2      In interpreting this Lease:

         1.2.1 references to Clauses, pages and Schedules are to Clauses, pages and Schedules of this Lease unless stated otherwise;

         1.2.2 where reference is made to a statute this includes all prior and subsequent enactments, amendments and modifications relating to that statute and any subordinate legislation made under it;

         1.2.3 where the context so admits references to a "person" include any individual, firm, unincorporated association or body corporate, the singular number includes the plural number and vice versa and words importing one gender include all genders;

         1.2.4 if the Tenant or the Guarantor shall at any time be more than one person, any reference to the Tenant or the Guarantor shall be deemed to refer to each such person and any obligation on the part of the Tenant or the Guarantor shall take effect as a joint and several obligation;

         1.2.5    the headings and index to this Lease shall be disregarded;


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         1.2.6    any covenant by the Tenant not to carry out any action shall be construed as if the same were (where appropriate) additionally a covenant by the Tenant not to permit or suffer such action to be done;

         1.2.7 wherever and to the extent that any provision of this Lease would or might contravene the provisions of section 25 of the 1995 Act then:

                  (a) such provision is to take effect only in so far as it may do so without contravening section 25 of the 1995 Act; and

                  (b) where such provision is incapable of having any effect without contravening section 25 of the 1995 Act this Lease is to be construed and interpreted as if such provision were deleted; and

                  (c) the legality, validity and enforceability of any of the remaining provisions of this Lease is not in any way to be affected or impaired as a result.

2.       DEMISE AND RENTS

         The Landlord demises the Property to the Tenant for the term of two
         years commencing on and including              1999 subject to all
         matters contained or referred to in Schedule 3 together with (insofar as the Landlord is able to grant the same) the rights set out in Part 2 of Schedule 1 but except and reserving as set out in Part 3 of Schedule 1 the Tenant paying therefor by way of rent throughout the Term without any deduction, counterclaim or set off (whether legal or equitable):

2.1 the Rent by equal quarterly payments in advance on 25 March, 24 June, 29 September and 25 December in every year the first payment of the Rent or a due proportion of it to the next following rent payment date becoming due on the commencement date of the Term;

2.2      the Insurance Rent;

2.3 a fair and reasonable proportion of all costs incurred by the Landlord in inspecting, cleaning, maintaining, repairing and renewing any boundary or other party structures or Conducting Media or other services or conveniences which at any time during the Term belong to or be used by the Property in common with any other property;

2.4 all other sums (including VAT) due from the Tenant to the Landlord under the terms of this Lease.

3.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord:


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3.1      Rent and Payments

         to pay the Rent and other sums reserved as rent by this Lease at the times and in the manner at and in which the same is reserved in this Lease and made payable and if required by the Landlord at any time during the Term to pay the same by banker's standing order or direct debit;

3.2      Outgoings

3.2.1 to pay all rates, taxes, duties, charges, assessments and outgoings whatsoever which are now or may during the Term be payable in respect of the Property;

3.2.2 to pay for all Amenities used by or available to the Property (including all standing charges) and to observe and perform all present and future regulations of the statutory supply authorities;

3.3      Repair

         to keep the Property clean and in good and substantial repair and working order (damage by those of the Insured Risks from time to time insured against alone excepted unless such insurance shall be vitiated or payment of the policy monies refused in whole or in part in consequence of any act or omission of the Tenant or the Tenant's employees, licensees or visitors);

3.4      Decoration

         to put and keep the Property in a state of good and substantial decoration and in accordance with a design scheme and using materials the quality and colours all of which shall have first been submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed) and:

         3.4.1 in the last year of the Term (howsoever determined) to redecorate in a proper and workmanlike manner those parts of the exterior of the Property previously or usually so dealt with;

         3.4.2 in the last year of the Term (howsoever determined) to redecorate in a proper and workmanlike manner those parts of the interior of the Property previously or usually so dealt with,

         PROVIDED ALWAYS that nothing in this Clause 3.4 shall oblige the Tenant to yield up the Property in any better decorative condition than is evidenced by the photographs annexed to this Lease;


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3.5      Access of Landlord and Notice to Repair

         to permit the Landlord and all persons authorised by the Landlord (with or without equipment) to enter upon the Property at any time on forty eight hours prior notice (except in an emergency where no notice is required):

         3.5.1 to take inventories, to view and examine the state of repair and condition of the Property and to determine whether the Tenant has complied with all its obligations in this Lease and to give to the Tenant or the Tenant's agent or leave on the Property notice in writing to the Tenant of all defects affecting the Property and the Tenant will, within the period of 28 days after the giving or leaving of such notice, repair and make good the Property and if the Tenant shall fail satisfactorily to comply with such notice the Landlord may at any time (but without prejudice to the right of re-entry contained in this Lease) enter the Property with workmen and all necessary equipment to repair and make good the Property and the proper expense of such repairs together with all reasonable and proper legal and surveyors fees incurred in connection with this Sub-Clause, shall be repaid on a full indemnity basis by the Tenant to the Landlord within 7 days of written demand as a contractual debt with interest at the Interest Rate from the date of demand to the date of repayment;

         3.5.2 to inspect the Property for all purposes connected with any proposed action pursuant to Part II of the Landlord and Tenant Act 1954 or the implementation of the Rent Review Provisions or any dealing with the Landlord's or any Superior Landlord's reversionary interest in the Property and to furnish such information relevant for such purposes as may reasonably be requested in writing by the Landlord;

         3.5.3 for any other reasonable and proper purpose including but without prejudice to the generality of the foregoing the exercise of any rights reserved to the Landlord (or any Superior Landlord) by this Lease and to comply with any obligations of the Landlord (whether arising under this Lease or otherwise)

         Provided that any exercise of the above rights by the Landlord does not constitute an action for forfeiture by the Landlord or evidence an intention to accept or effect a surrender of the Term;

3.6      Alterations and Additions

         3.6.1 save as permitted by Sub-Clause 3.6.2 not to make any alterations or additions or improvements to the Property whether structural or otherwise nor change the external appearance of the Property and not to merge the Property with any adjoining or adjacent premises;


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         3.6.2    the Tenant may with the Landlord's Permission carry out
                  internal non structural alterations or improvements to the Property where:

                  (a) details of the proposed works and full specifications with plans in triplicate have been supplied to and approved by the Landlord;

                  (b) the Tenant has covenanted with the Landlord in such form as the Landlord shall reasonably require with regard to the execution of any such works and the costs of providing the Landlord's Permission and has further covenanted to reinstate the Property at the Termination Date to its condition prior to the carrying out of such alterations or additions;

                  PROVIDED ALWAYS that the Tenant shall be entitled to erect and remove shelving and demountable partitioning without the consent of the Landlord Provided That such shelving and partitioning is removed on or before the Termination Date;

3.7      User

         not to use the Property or any part of it for any other purpose than for the design manufacture and testing of molded products relating to the handheld wireless communications industry or any other use or uses within Class B2 and/or B8 of the Schedule to the Town and Country (Use Classes) Order 1987 (notwithstanding any amendment or revocation of such Order) as the Landlord shall approve (such approval not to be unreasonably withheld) and in particular that the Property shall not be used for residential purposes or for any person to sleep in;

3.8      Dealings

         3.8.1 not (except by way of a permitted assignment or transfer of the whole of the Property) to part with or share the possession or occupation of the whole or any part or parts of the Property;

         3.8.2 not to hold the Property or any part or parts of the Property or this Lease on trust for another;

         3.8.3 not to assign, transfer or charge any part or parts (as opposed to the whole) of the Property;

         3.8.4 not to charge the Property as a whole without the Landlord's Permission;

         3.8.5 not to underlet the whole or any part or parts of the Property;

         3.8.6    Assignment/Transfer


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                  not to assign or transfer the Property as a whole without
                  first:

                  (a) making a written application for a licence to assign and obtaining the Landlords Permission:

                  (b) satisfying the circumstances specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and set out in Clause 3.8.7; and

                  (c) complying with the conditions specified for the purposes of section 19(IA) of the Landlord and Tenant Act 1927 and set out in Clause 3.8.8;

         3.8.7    the circumstances referred to in Clause 3.8.6(b) are that:

                  (a) all sums due from the Tenant under this Lease have been paid at the date of the application of the licence to assign; and

                  (b) in the Landlord's reasonable opinion there are at the date of the application for the licence to assign no material outstanding breaches of any tenant covenant under this Lease or any personal covenants undertaken by the Tenant relating to the state and condition of the Property;

                  (c) in the Landlord's reasonable opinion the proposed assignee is a person who at the date of the application for licence to assign is likely to be able to comply with the tenants covenants in this Lease and is likely to continue to be such a person following the assignment;

                  (d) the proposed assignee does not have the benefit of diplomatic immunity;

                  (e) the proposed assignee is a corporation registered in (or if an individual is resident in) a jurisdiction in which the order of a Court obtained in England and Wales will be enforced without any consideration of the merits of the case;

         3.8.8 (subject to the provisions of Clause 3.8.9) the conditions referred to in Clause 3.8.6(c) are that:

                  (a) the Tenant shall enter into an authorised guarantee agreement (as defined in section 16 of the 1995 Act), such agreement to be by way of deed in the form set out in Schedule 2 with such amendments or additions as the Landlord shall reasonably require;

                  (b) if reasonably required by the Landlord any guarantor of the Tenant shall enter into a guarantee such guarantee to be by way of deed in the form set out in


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                           Schedule 2 with such amendments or additions as the
                           Landlord shall reasonably require;

                  (c) if reasonably required by the Landlord the proposed assignee shall obtain one or more guarantors reasonably acceptable to the Landlord who shall covenant by deed with the Landlord in the form set out in Schedule 2 with such amendments or additions as the Landlord shall reasonably require;

                  (d) the written licence to assign shall contain a condition that if at any time prior to the assignment the circumstances (or any of them) specified in Clause 3.8.7 cease to exist the Landlord may revoke the licence by written notice to the Tenant;

                  (e) if reasonably required by the Landlord the proposed assignee shall deposit in a bank account with a bank nominated by the Landlord a cash deposit equal to the annual Rent and the proposed assignee shall enter into a deed charging that deposit in favour of the Landlord to secure the payment of Rent and other tenant obligations under this Lease, such charge to be in such form as the Landlord shall reasonably require;

         3.8.9 notwithstanding the provisions of Clause 3.8.8 the conditions prescribed in Clause 3.8.8(a), (b), (c) and (e) shall not apply in relation to a proposed assignment to a wholly owned subsidiary company of Centurion International Inc. which is registered in England and Wales;

         3.8.10 nothing in this Clause 3.8 shall limit the Landlord's right to withhold consent to an assignment in circumstances other than those mentioned in Clause 3.8.7 if it is reasonable to do so, or to give consent to an assignment subject to conditions other than those mentioned in Clause 3.8.8 if those conditions are reasonable;

         3.8.11 within one month after any assignment, assent, transfer or devolution of an interest under this Lease or the grant of any underlease of the Property or any mortgage or charge of the Property, to produce to the Landlord's solicitors a certified copy of the document evidencing the same and pay the Landlord's solicitors reasonable fees for its registration (being not less than (pound sterling) 20) together with any fees payable to any Superior Lessor or mortgagee;

         3.8.12   within one month of the service of any notice served under section 40 of the Landlord and Tenant Act 1954 to provide to the Landlord the information required by that section in a full and expeditious manner;

3.9      Advertisements


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         no advertisement, sign or other indications of trade or business shall be set up on or affixed to the Property without the Landlords Permission provided always that whilst Sigma Wireless (UK) Limited or any other wholly owned subsidiary company of Centurion International Inc. which is registered in England and Wales occupies the Property the Landlord's Permission shall not be required for the erection of sips at the Property subject to planning permission (if required) being procured before the erection of the sign,

3.10     Notices

         3.10.1 forthwith on receipt to give full particulars to the Landlord of any communication affecting or which may affect the Property or the assessment of any rate, tax, duty, charge or other outgoing now or hereafter payable on or in respect of the Property or the nature or value of the Landlord's or any Superior Lessor's interest in the Property;

         3.10.2 at the request of the Landlord to make or join with the Landlord in making such objections to or representations against or in respect of any such communication as the Landlord shall deem fit;

         3.10.3 forthwith at the Landlord's request to take all steps required by the Landlord in respect of any such notices;

3.11     Statutory Provisions, Fire and Health and Safety and Planning

         3.11.1 at the Tenants cost to comply with all Acts of Parliament both present and future affecting the Property or the user thereof or the use of any plant, machinery, fixtures or fittings in them and to keep the Landlord indemnified against all actions, proceedings, costs, claims, demands and liabilities relating to them;

         3.11.2 not to make any application under the Planning Acts or the Environment Act without the prior written consent of the Landlord;

3.12     Rights of Light and Encroachments

         not to stop up, darken or obstruct any windows or lights belonging to the Property or any other premises nor to permit any new window, light, opening, doorway, path, passage, conduits or other encroachment or easement to be made into, against or upon the Property which might be or become a detriment or annoyance or inconvenience to the Landlord or any Superior Lessor and in case any such window, light~ opening, doorway, path, passage, conduit or other encroachment or easement shall be made or attempted to be made the Tenant will give immediate notice of it or them to the Landlord and will at the request of the Landlord adopt such means as may be required to prevent any such encroachment or the acquisition of any such easement;


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3.13     Indemnity

         3.13.1 to keep the Landlord and any Superior Lessor indemnified against all actions, proceedings, costs, claims, demands and expenses in respect of any liability or alleged liability in respect of any injury to or the death of any person (however the same may be caused), damage to any property movable or immovable, the Premises Acts, the Planning Acts and the Environment Act, the infringement, disturbance or destruction of any right, easement or privilege and every other liability arising directly or indirectly out of the use of the Property or anything done or omitted to be done on them, or any breach of the Tenant's obligations in this Lease;

         3.13.2 to notify the Landlord in writing immediately upon any of the events or matters referred to in Sub-Clause 3.13.1 occurring or arising;

3.14     Costs

         3.14.1 to pay to the Landlord on demand and on an indemnity basis all reasonable and proper costs, charges, expenses (including reasonable and proper legal costs and surveyors fees and other professional fees and any commission payable to a Bailiff where appropriate), losses and liabilities which may be reasonably and properly incurred by the Landlord:

                  (a) in or in contemplation of any proceedings under sections 146 and 147 of the Law of Property Act 1925 (notwithstanding that forfeiture may be avoided otherwise than by relief granted by the court);

                  (b) as a result of or in connection with any application for Landlord's Permission whether or not the application is withdrawn or the Landlord's Permission is refused (other than unreasonably) save where such Landlord's Permission is granted subject to conditions which are declared by a court of competent jurisdiction to be unreasonable; and

                  (c) remedying any breach by the Tenant of any of the Tenant's covenants or obligations in this Lease;

3.15     Yield Up

         3.15.1 immediately prior to the Termination Date quietly to yield up the Property to the Landlord in accordance with the proper performance of the Tenants covenants contained in this Lease and with all refuse, tenants fixtures and fittings and lettering and signs put up by the Tenant duly removed;



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         3.15.2   in the event of the Tenant failing by the Termination Date wholly to comply with Sub-Clause 3.15.1 to pay to the Landlord on demand:

                  (a) a sum by way of compensation at a rate equivalent to the Rent payable by the Tenant immediately prior to the Termination Date for the period between the Termination Date and either:

                           (i) the date when the Tenant shall have fully complied with the Tenant's covenants contained in this Lease; or

                           (ii) the date when the Landlord could reasonably have been expected to complete all remedial works required to repair the breach of the Tenant's covenants; or

                           (iii) the date from which the Landlord becomes entitled to and does actually receive the full rent upon a re-letting of the whole of the Property whichever of the three dates shall first occur,

                  (b) the cost of putting the Property into the state of repair, condition and decoration in which they shall have been had the Tenant complied with the terms of this Lease;

                  (c) on an indemnity basis all costs and expenses (including legal and surveyors' and other professional fees) incurred by the Landlord in connection with the matters referred to in this Sub-Clause 3.15.2;

3.16     VAT

         3.16.1 to pay VAT upon the Rent and upon any other sums payable by the Tenant or any other supply of goods or services (within the meaning of section 5 and Schedule 4 of the Value Added Tax Act 1994) made by the Landlord to the Tenant under this Lease so far as such tax is properly chargeable upon the same and in relation to taxable supplies made by the Landlord to the Tenant the Landlord shall deliver to the Tenant a VAT invoice addressed to the Tenant;

         3.16.2 in every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease to reimburse also any VAT paid by the Landlord on such payment unless the VAT is actually recovered by the Landlord as an input in relation to supplies to the Landlord;



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3.17     Interest on Arrears

         that if any sums from time to time payable by the Tenant to the Landlord under this Lease shall not be paid to the Landlord within 14 days of the date when such sums become due (whether lawfully demanded or not) or are tendered to the Landlord but the Landlord reasonably refuses to accept the same so as to preserve any rights the Landlord has the Tenant shall pay to the Landlord (without prejudice to any other right remedy or power available to the Landlord) interest thereon (both before and after any judgement) from the date when such sums first became due until the date of actual payment at the Interest Rate;

3.18     Removal of Tenant's Effects

         to remove any signs, refuse, tenant's furniture or goods upon the Property at the determination of the Term (howsoever determined) and to make good any damage caused by such removal. If the Tenant shall fail to remove the same within 30 days of the determination of the. Term then (without prejudice to any other remedy of the Landlord) the Landlord may, as agent of the Tenant (and the Landlord is appointed by the Tenant to so act), sell any property and hold the proceeds of sale after deduction of the costs and expenses of removal, storage and sale to the order of the Tenant and the Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant;

3.19     Superior Title

         to observe and perform the matters contained or referred to in the documents listed in Schedule 3 so far as any of the same are still subsisting and capable of taking effect and relate to the Property and to keep the Landlord indemnified against all actions, proceedings, costs, claims and demands in any way relating thereto;

4.       LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant subject to the Tenant complying with terms of this Lease that the Tenant may peaceably and quietly hold and enjoy the Property during the Term without any unlawful interruption or disturbance by the Landlord or any person rightfully claiming through or under the Landlord;

5.       INSURANCE

5.1      Landlord's Insurance Obligations

         The Landlord covenants with the Tenant subject to the Tenant complying with the terms of tins Lease, to keep the Property or procure that the Property is kept insured during the Term

         (unless such insurance becomes void or renewal is refused by reason of some act, neglect, default or omission of the Tenant or the Tenant's employees, licensees or visitors) against:

         5.1.1 the occurrence of such of the Insured Risks as the Landlord may from time to time require to insure against in such a sum as the Landlord shall from time to time be advised represents the full re-instatement value of the Property;

         5.1.2 the cost of demolition and site clearance and the professional and other fees and costs likely to be incurred from time to time in rebuilding or re-instating the Property including (for the avoidance of doubt) any costs incurred by the Landlord in complying with building or other regulations under or framed in pursuance of any Act of Parliament or with By-Laws of any Municipal or Local Authority and any VAT which the Landlord cannot recover from Customs & Excise;

         5.1.3 loss of the Rent due to damage or destruction by any of the Insured Risks for a period of 3 years including an amount equal to any increase in Rent which would have been payable pursuant to a rent review under this Lease but for such damage or destruction;

         5.1.4 third party and public indemnity liability of the Landlord to a reasonable amount having regard to the Landlord's potential liability;

         but so that:

         5.1.5 the Landlord's obligation to maintain insurance shall be subject to insurance cover being obtainable on reasonable terms from a reputable insurance company on the insurance market in the United Kingdom; and

         5.1.6 the Landlord shall not be obliged to insure for any excess exclusion or limitations that are standard in the market place for the type of cover.

5.2      Tenant's Insurance Obligations

         The Tenant covenants with the Landlord:

         5.2.1    to pay within 7 days of demand therefor

                  (a) all gross premiums and other sums payable by the Landlord in complying with the Landlord's covenant contained in Clause 5.1 of this Lease;

                  (b) the amount of any additional premiums payable for the insurance of the Property or any other nearby premises of the Landlord against the Insured Risks during the Term by reason of the trade or business carried on or at the

                           Property or anything done or kept thereon being deemed (in their absolute discretion) a hazardous or special risk by the Landlord's insurers;

         5.2.2 to maintain insurance in respect of the Property against any liability the Tenant or any occupier of the Property may incur under the Premises Acts and any liability under the indemnity provisions of Clause 3.13 such insurances in all cases to be on such terms and for such sums as the Landlord shall reasonably require and it shall be a term of such insurance that all monies payable thereunder in respect of the said indemnity provisions shall be paid to the Landlord;

         5.2.3 to effect all such insurances in the joint names of the Landlord and the Tenant and (if so required by the Landlord) any Superior Lessor and/or any mortgagee of the Landlord and/or of any Superior Lessor in some insurance office or offices of repute approved by the Landlord acting reasonably and at the request of the Landlord to produce the policy or policies of such insurance and the receipt for or evidence of payment of the last premium payable thereunder;

         5.2.4 if the Tenant shall fail to effect and maintain such insurances, the Landlord may effect and maintain the same and the Tenant shall on demand reimburse to the Landlord all monies expended by the Landlord for that purpose;

         5.2.5 to insure and keep insured all plate glass and other windows now or at any time during the Term installed in the Property in their full re-instatement value against the usual risks of destruction or damage and, in case of such damage or destruction, to lay out the whole of the monies obtained from such insurance in repairing or replacing the same, the Tenant making good any deficiency out of the Tenant's own monies;

         5.2.6    to comply with the requirements imposed by the insurers;

         5.2.7 to notify the Landlord of the occurrence of any Insured Risk immediately after becoming aware of the same;

         5.2.8 not to maintain any other insurance in respect of the Property other than as referred to in Sub-Clauses 5.2.2 and 5.2.5 of this Lease;

         5.2.9 not without the consent of the Landlord and without agreeing to pay any increased or extra premium to do anything on the Property which may render any increased or extra premium payable for the insurance of the Property or any part or parts thereof or any other property or which may make void or voidable any insurance policy and if the Tenant breaches this covenant the Tenant shall reimburse to the Landlord forthwith on demand the cost of any such increased or extra premium and all consequential expenses incurred by the Landlord and shall forthwith cease from doing that thing which may cause or has caused any increased or extra premium to become payable.

5.3      Suspension of Rent

         If the Property or any part of it is at any time during the Term destroyed or damaged by any of the Insured Risks from time to time insured against so as to be unfit for occupation and use and provided that the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act, neglect, default or omission of the Tenant or the Tenant's employees, licensees or visitors then the Rent, or a fair proportion of it according to the nature and extent of the damage sustained, shall be suspended to the extent (but not otherwise) that the insurers meet the Landlord's claim under the policy for loss of Rent at the rate which would from time to time be payable under this Lease if the Property were undamaged from the date of the damage or destruction until the Property shall be again rendered fit for occupation and use or for such period as may be covered for loss of rent by the policy or policies of insurance effected by the Landlord (whichever period shall be the shorter).

5.4      Reinstatement

         If the Property is damaged or destroyed by any of the Insured Risks subject to obtaining all necessary consents (which the Landlord covenants to use all reasonable endeavours, to obtain) the Landlord will cause all insurance monies received by the Landlord (other am in respect of loss of Rent costs and fees) to be laid out as soon as reasonably practicable in or towards rebuilding or reinstating the Property so far as reasonably practicable to the same state as before such damage or destruction.

6.       PROVISOS AND DECLARATIONS

6.1      Re-Entry

         if:

         6.1.1 the Rent or any part thereof shall be unpaid for 14 days after becoming payable (whether formally demanded or not); or

         6.1.2 any covenant on the Tenant's part or any condition contained in this Lease shall not be performed or observed; or

         6.1.3 the Tenant enters into an arrangement or composition for the benefit of its creditors; or

         6.1.4 an individual Tenant dies or commits an act of bankruptcy or has an Administration Order made in respect of it or appears unable to pay its debts within the meaning of section 268 of the Insolvency Act 1986; or

         6.1.5 a corporate Tenant has a winding up order made in respect of it other than a members voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction approved by the Landlord (such approval not to be unreasonably withheld) or has a receiver, administrator or an administrative receiver appointed of it or any of its assets or is dissolved or struck off the Register of Companies or (being a corporation incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation or appears unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 then it shall be lawful for the Landlord or any person authorised by the Landlord at any time thereafter to re-enter upon the Property or any part thereof in the name of the whole and thereupon the Term shall absolutely determine without prejudice to any right of action of the Landlord in respect of any breach of the Tenants obligations contained in this Lease.

6.2      Exclusion of Liability

         Except to the extent that the Landlord is liable under its covenants in this Lease and except to the extent that the Landlord is liable due to its own negligence or misconduct or the negligence or misconduct of its agents or employees, the Landlord is not liable to:-

         6.2.1    the Tenant or any other person for

                  (a)      any accident, loss or damage which:

                           (i) may be suffered by the Tenant or any other person; or

                           (ii) occasioned to the Property or to any goods or property of the Tenant or any other person; or

                  (b) any consequential loss or damage by reason or any act, neglect, default or omission of any employee, agent, invitee or tenant of the Landlord;

         6.2.2 any person not a party to this Lease to perform any of the covenants contained in it (whether express or implied).

         Provided that the above exclusions operate by way of exclusion to the maximum extent permitted by law.

6.3      Compensation for Disturbance

         Any statutory right of the Tenant to compensation from the Landlord on vacating the Property is excluded from this letting to the extent allowed by law.

6.4      No Implied Rights

         Section 62 of the Law of Property Act 1925 is excluded from this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled by any means whatsoever to any easement affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease.

6.5      Jurisdiction

         This Lease is governed by English law and the parties submit to the exclusive jurisdiction of the High Court of Justice in England.

6.6      Service of Notices

         6.6.1 Any notice (which includes any communication) to be served by any party to this Lease must be in writing and is deemed to be properly served if sent by Recorded Delivery or delivery by hand in the case of:

                  (a)      a company, to the registered office of such company;
                           or

                  (b)      an individual, to the address of such individual

                  in both cases to the address as stated in this Lease, unless such company or individual has notified the other of any change in the registered office of such company or address of such individual in accordance with the terms of this Clause.

         6.6.2    Service of any notice is deemed to be effected in the case of:

                  (a) delivery by hand, at the time of delivery, unless the notice is received either after 4:00 pm on a working day or on a day which is not a working day, in which case it is deemed to be effected on the next working day; or

                  (b)      service by Recorded Delivery, at the expiration of 2
                           (two) working days from delivery into the custody of the postal authorities and in proving service it is sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a prepaid first class Recorded Delivery.

         6.6.3 If the party to whom any notice to be served consists of more than, one person the service of notice upon one of such persons constitutes service upon all of them.

         6.6.4    Any notice:

                  (a) required to be given by a party may be given by that party's solicitor or agent and/or

                  (b) addressed to a party by name is not rendered invalid by reason of the party having died, become insolvent or changed name, whether or not the party serving notice is aware of the fact.

         6.6.5 If the Landlord assigns the benefit of its interest under this Lease and either the assignee or the Landlord gives notice of such assignment to the Tenant any notice required under this Lease is deemed properly served on the Landlord only if served on both the Landlord and the assignee in accordance with the provisions of this Lease.

6.7      No Warranty as to Use

         Nothing in this Lease implies that the Property may lawfully be used for the purpose specified as the authorised use in this Lease.

6.8      New Lease

         This is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995.

6.9      Tenant's Option to Determine

         6.9.1 If the Tenant desires to determine this Lease at the expiration of the first year of the Term and of such desire gives not less than three calendar months' previous notice in writing to the Landlord then immediately after the expiration of the said first year of the Term this Lease and everything contained in this Lease ceases and determines but without prejudice to any claim by either party against the other in respect of any antecedent breach of any obligation contained in this Lease.

         6.9.2 If at any time during the Term the Local Planning Authority for the area within which the Property is situate serves either an enforcement notice or a stop notice upon the Tenant alleging that the use of the Property for the design, manufacture and testing of molded products relating to the handheld wireless communications industry is not a permitted use of the Property pursuant to the Planning Acts then at any time following the receipt of the enforcement notice and/or stop notice the Tenant shall be entitled to determine this Lease on giving not less than one month's previous notice in writing to the Landlord and immediately after the expiration of the notice this Lease and everything contained in this Lease shall cease and determine but without prejudice to any claim by either party against the other in respect of any antecedent breach of any obligation contained in this Lease.

6.10     Court Order

         Having been authorised to do so by an Order of the Aylesbury County Court made on 7th June 1999 (case number AY901376) under the provisions of section 38(4) of the Landlord and Tenant Act 1954 (as amended by section 5 of the Law of Property Act 1969) the provisions of sections 24 to 28 (inclusive) of that Act shall be excluded in relation to this Lease.

7.       PERSONAL COVENANTS

         Any covenants or obligations contained in any agreement to grant this Lease on the part of the Landlord, any predecessor in title to the Landlord or a developer are personal covenants on the part of the person entering into such covenants or obligations and are not annexed to and incidental to the Property and shall not be enforceable against the Landlord qua Landlord.

EXECUTED AS A DEED by the parties on the date which first appears in this Lease.

                                   SCHEDULE 1

                                     PART 1

                                  THE PROPERTY

ALL THOSE land and building at Unit 1 Printers End Gatehouse Way Aylesbury which premises are shown for the purposes of identification only edged red on the plan annexed and include the following so far as the same may exist at any time during the Term:

(a)      all Conducting Media exclusively within and serving the said premises;

(b) all fixtures, fittings, plant, machinery and equipment within the said premises (except tenant's and trade fixtures, fittings, plant, machinery and equipment).


                                     PART 2

                                     RIGHTS

In common with the Landlord and all others from time to time entitled (in so far as the Landlord is able to grant the same) the benefit of rights referred to in entry number 3 of the Property Register of Title Number BM88070.


                                     PART 3

                           EXCEPTIONS AND RESERVATIONS

EXCEPT AND RESERVED the right for the Landlord and all those authorised by the Landlord to enter the Property for the purpose of exercising such rights, powers, privileges and permissions conferred or granted under the covenants and provisions of this Lease.

                                   SCHEDULE 2

                              GUARANTOR'S COVENANTS

1.       GUARANTEE OF PERFORMANCE

         Until such time as the Tenant whose obligations the Guarantor is guaranteeing shall be released from its covenants by the terms of the 1995 Act the Rent and any other sum due under this Lease will be paid in accordance with this Lease and all the Tenant's covenants and conditions contained in this Lease will be duly observed and performed as well after as before any disclaimer of this Lease and in the event of default the Guarantor shall pay and make good to the Landlord on demand and indemnify the Landlord against all losses, damages, costs and expenses arising out of such default or otherwise incurred by the Landlord whether arising under a court order or by virtue of any judgement or determination.

2.       ACCEPTANCE OF NEW LEASE/RE-LETTING

         If this Lease is disclaimed or if this Lease shall be forfeited by the Landlord under the provisions for re-entry herein contained or otherwise at any time prior to the Tenant whose obligations the Guarantor is guaranteeing being released from its covenants by the terms of the 1995 Act then:

2.1 if so required by the Landlord within six months of the disclaimer or forfeiture the Guarantor will at its own cost accept a new lease of the Property for a term equal to the residue of the term granted by this Lease remaining and at the Rent payable at the date of such disclaimer or forfeiture and on the same terms as those contained in this Lease (and subject to any underlease or tenancy or other interest created by the Tenant for the time being affecting the Property or any part thereof) such new lease to take effect from the date of such disclaimer or forfeiture; and

2.2 if the Landlord shall alternatively desire to relet the Property otherwise than to the Guarantor then the Guarantor shall pay to the Landlord on demand the Rent and other sums that would have been payable under this Lease but for the disclaimer or forfeiture including the costs incurred by the Landlord in relation to any such reletting or any attempted reletting (together with interest thereon at the Interest
         Rate) from the date of the disclaimer or forfeiture until the date on which the

         Property is relet or the date which is six months from the date of the disclaimer or forfeiture or the expiry of the Term whichever is the earlier provided that the Guarantor's liability to the Landlord under this Lease shall not determine until such reletting shall be completed.

3.       LIABILITY OF THE GUARANTOR

                  The obligations of the Guarantor set out in Paragraphs 1 and 2 shall be continuing and shall not be affected by any of the following:

         3.1 the Landlord grants time or indulgence to the Tenant or waives or fails to enforce payment of the Rent or other sums due or the performance and observance of any of the terms of this Lease;

         3.2 the terms of this Lease are varied (whether in writing or otherwise) by the Landlord and the Tenant unless such variation is a relevant variation as defined in section 18(4) of the 1995 Act in which case the Guarantor shall be liable only to the extent provided for by section 18 of the 1995 Act;

         3.3      the reversion to this Lease is transferred;

         3.4 the Landlord refuses to accept the rent tendered when the Landlord was entitled (or would have been entitled after service of a notice under section 146 Law of Property Act
                  1925) to re-enter the Property;

         3.5 the Tenant ceases to exist or its structure, composition or powers are altered;

         3.6 the surrender of any part of the Property or the Term demised by this Lease;

         3.7 the release of any one or more of the Tenants or Guarantors (where there are two or more);

         3.8 the Guarantor would but for this provision have been released by any act or thing.

         4.       GUARANTOR AS PRIMARY OBLIGOR

                  If any purported obligation or liability of the Tenant to the Landlord contained in this Lease shall prove invalid or unenforceable on any ground whatsoever whether or not known to the Landlord including but not limited to any illegality or defect in the powers of the Tenant or the manner in which they are exercised or the authority of the person purporting to exercise them or any legal or other limitation disability or incapacity of the Tenant the Guarantor shall be liable to the Landlord as primary obligor in respect of the purported obligations and liabilities contained in this Lease or arising hereunder as if the same were valid and enforceable, and the Guarantor hereby agrees to indemnify the Landlord fully in respect of any loss suffered by the Landlord as a result of any failure of the Tenant to carry out any such purported obligation or liability.

                                   SCHEDULE 3

                AGREEMENTS AND COVENANTS RELATING TO THE PROPERTY

The agreements restrictions covenants exceptions reservations and other matters contained or referred to in the registers of title number BM88070.

EXECUTED (but not                         ) /s/ Anthony Bowle
delivered until the date hereof)          )
AS A DEED by                              )
ANTHONY BOYLE                             )
in the presence of:                       )

Signature of Witness: /s/ Peter Crowley

Name of Witness: Peter Crowley

Address: 31 Whitethorn Rd.
         Dublin 14





EXECUTED (but not                         ) /s/ Peter Crowley
delivered until the date hereof)          )
AS A DEED by                              )
PETER CROWLEY                             )
in the presence of:                       )

Signature of Witness: /s/ Barry Doherty

Name of Witness: Barry Doherty

Address: Pinsent-Curtis
         3 Colmore Circus
         Birmingham B4 6BH





EXECUTED (but not                         ) /s/ Michael J. McGinley
delivered until the date hereof)          )
AS A DEED by                              )
MICHAEL McGINLEY                          )
in the presence of:                       )

Signature of Witness: /s/ Barry Doherty

Name of Witness: Barry Doherty

Address: Pinsent-Curtis
         3 Colmore Circus
         Birmingham B4 6BH

EXECUTED (but not                         )
delivered until the date hereof)          ) /s/ Gary L. Kuck
AS A DEED by                              )Director
CENTURION OPERATIONS LIMITED, formerly    )
SIGMA WIRELESS (UK) LIMITED               ) /s/ illegible
in the presence of:                       )Director/Secretary